Bryan Cave LLP
3500 One Kansas City Place
1200 Main Street
Kansas City, MO 64105-2100

October 1, 1996

OTR Express, Inc.
804 N. Meadowbrook Drive
Olathe, Kansas 66062

Re: OTR Express, Inc. 1996 Directors' Stock Option Plan (the "Plan") Registration Statement on Form S-8

Ladies/Gentlemen:

We are writing as counsel for OTR Express, Inc. (the "Corporation") in connection with the above-captioned
Registration Statement on Form S-8 to which this opinion is filed as an exhibit (the "Registration Statement") which registers under the Securities Act of 1933, as amended, ten thousand (10,000) shares of Common Stock of the Corporation (the "Shares") which may be purchased pursuant to the exercise of options granted pursuant to the Plan.

As counsel for the Corporation, we are familiar with its Articles of Incorporation, as amended, and Bylaws, as amended. We are also familiar with the corporate proceedings taken by the Corporation in connection with the authorization of the Plan. In rendering this opinion we have examined and relied upon such corporate records of the Corporation and such other documents, instruments, and certificates of public officials and officers and representatives of the Corporation as we have considered relevant, necessary or appropriate for purposes of rendering this opinion.

Based upon the foregoing, it is our opinion that:

1.The Corporation is duly organized, existing and in good standing under the laws of the State of Kansas.

2.The Shares to which the Registration Statement relates, when sold in accordance with the provisions of the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit thereto. In giving this consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


Very truly yours,

Bryan Cave LLP